UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2018, Sandy Spring Bancorp, Inc. (the “Company”) completed its previously announced merger with WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) pursuant to the Agreement and Plan of Merger, dated as of May 15, 2017 (the “Merger Agreement”), by and among the Company, Touchdown Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and WashingtonFirst, pursuant to which (i) Merger Sub merged with and into WashingtonFirst (the “First-Step Merger”), with WashingtonFirst surviving, and (ii) immediately following the completion of the First-Step Merger, WashingtonFirst merged with and into the Company (together with the First-Step Merger, the “Integrated Mergers”), with the Company surviving. Pursuant to the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of WashingtonFirst (the “WashingtonFirst Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.8713 shares of the common stock, par value $1.00 per share, of the Company (the “Merger Consideration”). Also at the Effective Time, each option to purchase WashingtonFirst Common Stock was cashed out for an amount equal to $34.42 less the option exercise price. At the Effective Time, each WashingtonFirst restricted stock award became fully vested and was converted into the right to receive the Merger Consideration.

Immediately following the consummation of the Integrated Mergers, WashingtonFirst Bank, a wholly-owned subsidiary of WashingtonFirst, merged with and into Sandy Spring Bank, a wholly-owned subsidiary of the Company, with Sandy Spring Bank surviving such merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 17, 2017 and is incorporated into this Item 2.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 29, 2017, the Company entered into a separation and consulting agreement with Shaza L. Andersen setting forth her entitlements under her employment agreement with WashingtonFirst in connection with her termination of employment with WashingtonFirst and her service as a non-employee director of and consultant to the Company. The separation and consulting agreement provides for a consulting period of 12 months and a consulting fee of $18,333.33 per month. During the consulting period, Ms. Andersen will provide services and advice regarding the integration of the Company and WashingtonFirst. If Ms. Andersen’s service as a consultant is terminated by the Company before the end of the consulting period, she will continue to receive payment of the monthly consulting fee for the remainder of the consulting period. Ms. Andersen will also be eligible to receive compensation as a non-employee director of the Company and Sandy Spring Bank in accordance with the Company’s non-employee director compensation program as then in effect.

The separation and consulting agreement also provides that Ms. Andersen will be continue to be subject to restrictive covenants in favor of the Company contained in her employment agreement with WashingtonFirst, including an indefinite restriction on the disclosure of confidential information, and non-competition and non-solicitation covenants. The non-competition and non-solicitation covenants apply for 12 months following her termination of employment with WashingtonFirst.

The separation and consulting agreement provides that if any payment, benefit or award that Ms. Andersen receives or has the right to receive from Sandy Spring or WashingtonFirst would constitute an “excess parachute payment” (as defined in Internal Revenue Code Section 280G(b)(2)) subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Ms. Andersen will be entitled to receive an additional tax indemnification payment.

The foregoing description of the separation and consulting agreement does not purport to be complete and is qualified in its entirety by reference to the separation and consulting agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 8.01	Other Events

On January 2, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that the initial Current Report or Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that the initial Current Report or Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Consulting Agreement by and between Sandy Spring Bancorp, Inc., Sandy Spring Bank and Shaza L. Andersen dated December 29, 2017

99.1	Press Release dated January 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: January 2, 2018	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary

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